EXHIBIT 99.1

FARMER BROS. CO. RECEIVES NASDAQ NOTIFICATION LETTER

TORRANCE, Calif.--(GLOBE NEWSWIRE)—October 4, 2013--Farmer Bros. Co. (NASDAQ: FARM) (the "Company"), a manufacturer, wholesaler and distributor of coffee, tea and culinary products, today announced today that it received on October 3, 2013, a notification letter (“NASDAQ Letter”) from the Listing Qualifications Department of the NASDAQ Stock Market LLC (“NASDAQ”) advising the Company that, due to its failure to file with the Securities and Exchange Commission its Annual Report on Form 10-K for the fiscal year ended June 30, 2013 on a timely basis, the Company is not in compliance with NASDAQ Listing Rule 5250(c)(1). The NASDAQ Letter was anticipated given the Company’s inability to complete its previously announced restatement of certain prior period financial statements necessary in order to file its Annual Report on Form 10-K for the fiscal year ended June 30, 2013 by the September 30, 2013 deadline under Rule 12b-25 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The NASDAQ Letter was issued in accordance with standard NASDAQ procedures and has no immediate effect on the listing or trading of the Company's common stock on the NASDAQ Global Market. The NASDAQ Letter indicated that the Company has 60 calendar days from the date of the letter (or until December 2, 2013) to submit a plan to NASDAQ explaining how the Company expects to regain compliance. If NASDAQ approves the Company’s plan, it can grant the Company an extension of up to 180 calendar days from the due date of the Form 10-K (or until March 31, 2014) to regain compliance.

Forward-Looking Statements

Certain statements contained in this press release are not based on historical facts and are forward-looking statements within the meaning of federal securities laws and regulations. These statements are based on management's current expectations, assumptions, estimates and observations of future events and include any statements that do not directly relate to any historical or current fact. These forward-looking statements can be identified by the use of words like "anticipates," "estimates," "projects, " "expects, " "plans, " "believes, " "intends, " "will, " "assumes" and other words of similar meaning. These statements are subject to risks and uncertainties which may cause actual results to differ materially from those stated in this press release. These risks and uncertainties include the risk that additional information may become available in preparing and auditing the Company’s financial statements which would require the Company to make additional corrections, the ramifications of the Company’s inability to timely file periodic and other reports with the SEC, the Company’s ability to regain compliance under the NASDAQ listing rules, the risk of litigation or governmental investigations or proceedings relating to these matters, and the implications under the Company’s credit facility of failing to comply with the terms thereof. Certain risks and uncertainties related to the Company’s business are or will be described in greater detail in the Company’s filings with the SEC. Owing to the uncertainties inherent in forward-looking statements, actual results could differ materially from those set forth in forward-looking statements. The Company intends these forward-looking statements to speak only at the time of this press release and does not undertake to update or revise these statements as more information becomes available except as required under federal securities laws and the rules and regulations of the SEC.

About Farmer Bros. Co.

Founded in 1912, Farmer Bros. Co. is a manufacturer, wholesaler and distributor of coffee, tea and culinary products. The Company is a direct distributor of coffee to restaurants, hotels, casinos, offices, quick service restaurants (“QSR's”), convenience stores, healthcare facilities and other foodservice providers, as well as private brand retailers in the QSR, grocery, drugstore, restaurant, convenience store, and independent coffee house channels. The Company's product lines include roasted coffee, liquid coffee, coffee-related products such as coffee filters, sugar and creamers, assorted iced and hot teas, cappuccino, cocoa, spices, gelatins and puddings, soup bases, dressings, gravy and sauce mixes, pancake and biscuit mixes, and jellies and preserves. The Company's primary brands include Farmer Brothers®, Artisan Collection by Farmer Brothers™, Superior®, Metropolitan™ by Farmer Brothers, Cain's® and McGarvey®. For more information, visit: www.farmerbros.com.

Source: Farmer Bros. Co.
Mark Nelson (310) 787-5241